As filed with the Securities and Exchange Commission on September 24, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SELECT INTERIOR CONCEPTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	47-4640296
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4900 East Hunter Avenue Anaheim, California	92807
(Address of Principal Executive Offices)	(Zip Code)

Select Interior Concepts, Inc. 2017 Incentive Compensation Plan

(Full title of the plan)

Tyrone Johnson

Chief Executive Officer

Select Interior Concepts, Inc.

4900 East Hunter Avenue

Anaheim, California 92807

(Name and address of agent for service)

(714) 701-4200

(Telephone number, including area code, of agent for service)

With a copy to:

Mark J. Kelson, Esq.

William Wong, Esq.

Greenberg Traurig, LLP

1840 Century Park East, Suite 1900

Los Angeles, California 90067

Tel: (310) 586-7700

Fax: (310) 586-7800

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(3)	Proposed maximum offering price per share(4)	Proposed maximum aggregate offering price(4)	Amount of registration fee(4)
Class A Common Stock, par value $0.01 per share(1)	1,109,316	$10.99	$12,191,382.84	$1,517.83
Class A Common Stock, par value $0.01 per share(2)	1,095,779	$10.99	$12,042,611.21	$1,499.31
Total	2,205,095		$24,233,994.05	$3,017.14

(1)

Represents shares of the Registrant’s Class A Common Stock, par value $0.01 per share (“Common Stock”) reserved for issuance in respect of awards to be granted under the Select Interior Concepts, Inc. 2017 Incentive Compensation Plan (the “2017 Plan”).

(2)	Represents shares of the Registrant’s restricted Common Stock previously granted under the 2017 Plan, which may once again become available for grant under the 2017 Plan if they do not vest.
(3)

In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant’s Common Stock that become issuable under the 2017 Plan by reason of any recapitalization, stock split, stock dividend, or other similar transaction effected without receipt of consideration where the Registrant’s outstanding shares of Common Stock are increased, converted or exchanged.

(4)

Calculated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices reported for the Class A Common Stock on the Nasdaq Capital Market on September 20, 2018.

EXPLANATORY NOTE

Select Interior Concepts, Inc. (which we refer to as the “Registrant” or the “Company”) has filed this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), to register (i) 1,109,316 shares of the Company’s Class A common stock, par value $0.01 per share (which we refer to as “Common Stock”), issuable in respect of awards to be granted under the Select Interior Concepts, Inc. 2017 Incentive Compensation Plan (which we refer to as the “2017 Plan”), (ii) 1,095,779 shares of restricted Common Stock previously granted under the 2017 Plan, which may once again become issuable pursuant to the 2017 Plan if they do not vest, and (iii) such indeterminate number of shares as may become available under the 2017 Plan as a result of adjustment provisions thereof.

This Registration Statement includes a reoffer prospectus, prepared pursuant to General Instruction C to Form S-8, in accordance with the requirements of Part I of Form S-3, to be used by certain of the Company’s directors, officers and other employees (which we refer to as the “Selling Stockholders”), as described under the section entitled “Selling Stockholders” therein, in connection with reoffers and resales on a continuous or delayed basis of the 1,095,779 shares of restricted Common Stock previously granted under the 2017 Plan prior to the filing of this Registration Statement. Some of the Selling Stockholders may be considered affiliates of the Company, as defined in Rule 405 under the Securities Act, and may be selling shares of Common Stock that constitute “restricted securities” or “control securities” within the meaning of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2017 Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act, but constitute, along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents that are incorporated), and the other documents required to be delivered to eligible participants in the 2017 Plan in accordance with Rule 428(b) under the Securities Act. Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to:

Select Interior Concepts, Inc.

4900 East Hunter Avenue

Anaheim, California 92807

Attention: Lance Brown, Vice President, Corporate Controller

Tel: (714) 701-4200

I-1

REOFFER PROSPECTUS

1,095,779 Shares

SELECT INTERIOR CONCEPTS, INC.

Common Stock

This reoffer prospectus relates to 1,095,779 shares of our Class A common stock, par value $0.01 per share (which we refer to as “Common Stock”), that may be reoffered or resold from time to time by certain selling stockholders described in this reoffer prospectus, some of whom are deemed to be our “affiliates,” as that term is defined in Rule 405 under the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), and that have been acquired under the Select Interior Concepts, Inc. 2017 Incentive Compensation Plan (which we refer to as the “2017 Plan”).

The selling stockholders may sell the shares of our Common Stock from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices on the Nasdaq Capital Market, at prices different than prevailing market prices, or at privately negotiated prices. The selling stockholders may sell the shares of our Common Stock directly, or may sell them through brokers or dealers.

We will not receive any of the proceeds from the sale of these shares of our Common Stock by the selling stockholders. We have agreed to pay all expenses relating to registering these shares of our Common Stock. The selling stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of these shares of our Common Stock.

Our Class A Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “SIC.”

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, under applicable federal securities laws and are eligible for reduced public company reporting requirements. See “Our Company—Emerging Growth Company Status.”

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Common Stock in “Risk Factors” beginning on page P-3 of this reoffer prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is September 24, 2018.

You should rely only on the information contained in this reoffer prospectus. We and the selling stockholders have not authorized anyone to provide you with any information, other than the information contained in this reoffer prospectus, and we and the selling stockholders take no responsibility for any other information that others may give you. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this reoffer prospectus is accurate only as of the respective dates of such information or as of the date or dates which are specified therein, regardless of the time of delivery of this reoffer prospectus or the time of any sale of shares of our Common Stock. Our business, properties, results of operations, financial condition, or prospects may have changed since those dates. You should also read this reoffer prospectus together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This reoffer prospectus may be supplemented from time to time to add, update or change information in this reoffer prospectus. Any statement contained in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this reoffer prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this reoffer prospectus.

As used in this reoffer prospectus, unless the context otherwise requires or indicates, references to our “Company,” “we,” “our,” “us,” and similar expressions, refer to Select Interior Concepts, Inc. and its subsidiaries and affiliates, including our primary operating subsidiaries and segments, Residential Design Services, LLC and Architectural Surfaces Group, LLC.

P-i

OUR COMPANY

We are a premier installer and nationwide distributor of interior building products with leading market positions in residential interior design services in highly attractive markets. Through our Residential Design Services (which we refer to as “RDS”) segment, we serve leading national and regional homebuilders by providing an integrated, outsourced solution for the design, consultation, sourcing, distribution and installation needs of their homebuyer customers. Through our 18 design centers located in California, Nevada, and Arizona, our specially-trained design consultants work closely with homebuyers in the selection of a broad array of interior products and finishes, including flooring, countertops, wall tile, window treatments, shower enclosures, and related interior items, primarily for newly constructed homes. We then coordinate the ordering, fulfillment and installation of many of these interior products to provide a seamless experience for the homebuyer. With our attractively arranged design centers and our strong product sourcing and installation capabilities, we enable our homebuilder customers to outsource critical aspects of their business to us, thereby increasing their sales, profitability, and return on capital.

We also have leading market positions in the selection and importation of natural and engineered stone slabs for kitchen and bathroom countertops and specialty tiles through our Architectural Surfaces Group (which we refer to as “ASG”) segment. ASG sources natural and engineered stone from a global supply base, often under exclusive terms, and markets these materials through a national network of distribution centers and showrooms under proprietary brand names, such as AG&M, Modul, Pental, Bedrock International and Cosmic. In addition to serving the new residential and commercial construction markets with these materials, we also distribute them to the repair and remodel market.

We believe that the markets for design center services and natural and engineered stone slab distribution are complementary and that our ability to combine them into a single platform strengthens our business model and expands our growth opportunities. Both of our business segments provide key value-added services that are critical to serving our customers’ needs.

Residential Design Services. Our outsourced interior design center and installation services operate in some of the most attractive and fastest growing residential areas in the United States. We enter into exclusive service agreements with homebuilders in these areas at the beginning of new community development projects to provide them with a single-source solution for the design center operations, consultation, sourcing, fulfillment, and installation phases of the homebuilding process. At our design centers, our expert design staff work directly with homebuyers to help them achieve their design, styling, and product needs, leveraging our web-based preference analysis and proprietary software system to enable real-time pricing of interior options. We have developed strong, long-term relationships with many of our homebuilder customers, many of which we have worked with for over 15 years.

Architectural Surfaces Group. Our ASG segment imports and distributes natural and engineered stone slabs, as well as tile, through 22 strategically positioned warehouse locations across the United States. Our stone slabs include marble, granite, and quartz, for use as distinctive kitchen and bathroom countertops, and our tiles consist of ceramic and porcelain for flooring, backsplash, and wall tile applications. We maintain a broad domestic footprint of showrooms and distribution centers, serving attractive markets in the Northeast, Southeast, Southwest, Mountain West, and West Coast regions of the United States and offer what we believe is a distinctive and targeted merchandising strategy, including displaying our products in customer-oriented showrooms that cater to professional interior designers and architects as well as homeowners. Our showrooms are staffed by product and design experts who focus on the total customer experience. We carry product lines of natural and engineered stone slabs and tile products that are tailored to the specific geographic regions that we serve, and our goal is to provide a comprehensive offering that meets all of our professional and homeowner customers’ stone and tile needs.

We have relationships with a wide array of stone slab quarries, manufacturers and distributors around the world, and we work closely with these providers to ensure their product performance and variety meet our high quality standards. We believe the strength and breadth of these relationships helps us offer our customers a broad and consistent selection of high-quality stone slabs from a global supply chain. As a result of our geographic reach and product knowledge, we have successfully secured exclusive rights to leading materials that are marketed under ASG’s MetroQuartz® and PentalQuartz® brands along with our new PentalTek® porcelain brand.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (which we refer to as the “JOBS Act”). As such, we are eligible to take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to other SEC reporting companies that are not “emerging growth companies.” For so long as we remain an emerging growth company we will not be required to, among other things:

•

present more than two years of audited financial statements and two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure in the registration statements we file with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”);

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (which we refer to as the “Sarbanes-Oxley Act”);

•	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

•	seek stockholder non-binding advisory votes on certain executive compensation matters and golden parachute arrangements.

We have elected to adopt the reduced disclosure requirements available to emerging growth companies. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

The JOBS Act also permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (a) following the fifth anniversary of August 16, 2018, the date of the first public sale of our Common Stock, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Corporate Information

Our principal executive offices are located at 4900 East Hunter Avenue, Anaheim, California 92807. Our main telephone number is (888) 701-4737. Our internet website is www.selectinteriorconcepts.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this reoffer prospectus.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk and should be considered highly speculative. Before making an investment decision, you should carefully consider the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties discussed under “Risk Factors” in our prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 16, 2018, which address the material risks concerning our business and an investment in our Common Stock. All of those “Risk Factors” are incorporated herein by reference in their entirety. If any of those risks occur, our business, prospects, liquidity, financial condition and results of operations could be materially and adversely affected, in which case the trading price of our Common Stock could decline significantly and you could lose all or part of your investment. In assessing those risks, investors should also refer to the information contained or incorporated by reference in our other filings with the SEC. Certain statements in this reoffer prospectus and certain statements in the risk factors constitute forward-looking statements. Please also see “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this reoffer prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity, competitive position, industry environment, and potential growth opportunities. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “project,” “potential,” “goal,” or other words that convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements in this reoffer prospectus. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements in this reoffer prospectus include:

•	our dependency upon the homebuilding industry, repair and remodel activity, the economy, the credit markets, and other important factors;

•	the cyclical nature of our businesses and the seasonality of the building products supply and services industry;

•	competition in our highly fragmented industry and the markets in which we operate;

•	exposure to warranty, casualty, construction defect and various other claims and litigation;

•	product shortages, loss of key suppliers, our dependence on third-party suppliers and manufacturers, and the development of alternatives to distributors in the supply chain;

•	changes in the costs of the products we install;

•	our inability to effectively manage our inventory and working capital as our sales volume increases or the prices of the products we distribute fluctuate;

•	the loss of any of our significant customers or a reduction in the quantity of products they purchase;

•	our failure to timely identify or effectively respond to consumer needs, expectations or trends;

•

our inability to open new branches and pursue strategic acquisitions, including successfully integrating our recent or future acquisitions and achieving synergies and cost savings in connection with such acquisitions;

•	our inability to expand into new geographic markets;

•	our inability to cancel before the end of the term or renew many of the leases for our facilities;

•	natural or man-made disruptions to our facilities;

•	disruptions in our information technology systems, including cybersecurity risks;

•	our dependence on key personnel;

•	our inability to attract and retain highly skilled employees;

•	the impact of federal, state and local regulations;

•	tax matters, including the recently passed Tax Cuts and Jobs Act;

•	use of additional leverage;

•	restrictions relating to our operations in our current and future financing arrangements;

•	our inability to obtain additional capital on acceptable terms, if at all;

•	our ability to implement and maintain effective internal control over financial reporting; and

•	additional factors discussed under the section entitled “Risk Factors.”

Given the foregoing risks and uncertainties, you are cautioned not to place undue reliance on the forward-looking statements in this reoffer prospectus. The forward-looking statements contained in this reoffer prospectus are not guarantees of future performance and our actual results of operations and financial condition may differ materially from such forward-looking statements. In addition, even if our results of operations and financial condition are consistent with the forward-looking statements in this reoffer prospectus, they may not be predictive of results or developments in future periods.

Any forward-looking statement that we make in this reoffer prospectus speaks only as of the date of this reoffer prospectus. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this reoffer prospectus, whether as a result of new information, future events or otherwise, after the date of this reoffer prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock offered and sold by the selling stockholders pursuant to this reoffer prospectus. The net proceeds from the sale of the shares of our Common Stock offered pursuant to this reoffer prospectus will be received by the selling stockholders.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the selling stockholders listed below of an aggregate of up to 1,095,779 shares of our Common Stock previously granted under the 2017 Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8. In addition, non-affiliates who are not named in the table below holding less than 1,000 shares of restricted Common Stock issued under the 2017 Plan may use this reoffer prospectus for the reoffer and resale of those shares.

The following table sets forth, as of the date of this reoffer prospectus, certain information regarding the selling stockholders, the shares of our Common Stock that may be reoffered and resold by this reoffer prospectus, and other shares of our Common Stock beneficially owned by them. Except as indicated below in the footnotes to the following table, the shares that may be reoffered and resold by this reoffer prospectus vest in equal installments annually over three years from the date of grant, subject to such selling stockholder’s continued employment with or service to us. The shares, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding such shares for purposes of the following table. Each of the selling stockholders has voting and investment control power over their shares.

Selling stockholders may offer shares of our Common Stock under this reoffer prospectus on a continuous or delayed basis, and may elect to sell none, some or all of the shares set forth below. This reoffer prospectus does not constitute a commitment by the selling stockholders to sell all or any of the stated number of their shares, and the actual number of shares offered and sold will be determined from time to time by each selling stockholder at his or her sole discretion. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all shares offered by this reoffer prospectus have been sold and are no longer held by the selling stockholders. In addition, a selling stockholder may have sold, transferred or otherwise disposed of all or a portion of such selling stockholder’s shares since the date of the information in the following table. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when required. If, subsequent to the date of this reoffer prospectus, we grant additional shares to the selling stockholders or to other affiliates under the 2017 Plan, we may supplement this reoffer prospectus to reflect such additional shares to the selling stockholders and/or the names of such affiliates and the amounts of shares to be reoffered by them.

The selling stockholders may not sell an amount of shares of our Common Stock pursuant to this reoffer prospectus which exceeds, during any three month period, the amount specified in Rule 144(e) under the Securities Act. See also “Plan of Distribution.”

The percentages appearing in the column entitled “Percentage of Shares of Our Common Stock Beneficially Owned After the Offering” are based upon 26,750,802 shares of Common Stock outstanding on September 24, 2018, which include shares of restricted Common Stock previously granted under the 2017 Plan. Shares of restricted Common Stock, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the selling stockholder holding such shares for the purpose of computing the percentage ownership of such selling stockholder and are treated as outstanding for the purpose of computing the percentage ownership of each of the other selling stockholders.

Name of Selling Stockholder	Position with the Company	Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Our Common Stock that May be Sold	Number of Shares of Our Common Stock Beneficially Owned After the Offering	Percentage of Shares of Our Common Stock Beneficially Owned After The Offering
Tyrone Johnson(1)	Chief Executive Officer and Director	275,843	160,292	115,551	*
Sunil Palakodati(2)	President – ASG	250,309	96,255	154,054	*
Kendall R. Hoyd(3)	President – RDS	162,410	96,055	66,355	*
Nadeem Moiz(4)	Chief Financial Officer	85,000	75,000	10,000	*
Parminder Pental(5)		531,213	70,100	461,113	1.7%
Scott Elders(6)		70,000	70,000	—	*
Jack Bramson(7)		55,538	55,538	—	*
Bob Adams(8)		55,338	55,338	—	*
Kelli Finale(9)		55,338	55,338	—	*
Tim Way(10)		55,338	55,338	—	*
Jennifer Kamenca(11)		55,338	55,338	—	*
Luke Spiller(12)		225,548	41,604	183,944	*
Tim Reed(13)		105,693	41,504	64,189	*
D’Andre Davis(14)		41,000	41,000	—	*
Ravinder Pental(15)		500,313	39,200	461,113	1.7%
Lance Brown(16)	Vice President, Corporate Controller	15,000	15,000	—	*
Jesse Bogan(17)		48,853	7,500	41,353	*
Craig Mace(18)		5,200	5,200	—	*
Jason Brown(19)		42,988	5,000	37,988	*
Chelsey Higgins(20)		5,000	5,000	—	*
Carl Hamman(21)		5,000	5,000	—	*
Donald F. McAleenan(22)	Director	2,083	2,083	—	*
Robert Scott Vansant(23)	Director	2,083	2,083	—	*
Susan Tracy Coster(24)	Director	1,818	1,818	—	*

*	Represents less than 1% of the number of shares of our Common Stock outstanding.
(1)

The 160,292 shares that may be offered and sold by this reoffer prospectus consist of 160,092 shares granted under the 2017 Plan on November 22, 2017 and 200 shares granted under the 2017 Plan on August 3, 2018. Of the 160,292 shares that may be offered and sold by this reoffer prospectus, (a) 32,018 shares will vest in equal installments on the first, second and third anniversary of the grant date, upon our EBITDA for the fourth quarter of 2017 exceeding 95% of our internal target EBITDA for such period (which condition has been met); (b) 128,074 shares will vest in equal installments on the first, second and third anniversary of the grant date, upon either: our EBITDA for the 2018 calendar year exceeding 95% of our internal target EBITDA for such period, or in the 2018 calendar year (i) our Common Stock being listed on a national securities exchange, (ii) average daily trading volume exceeding $1 million for 20 consecutive trading days, and (iii) the volume weighted average trading price over such 20-day period meeting or exceeding $15.00; and (c) 200 shares are not subject to vesting or any other conditions.

(2)

The 96,255 shares that may be offered and sold by this reoffer prospectus consist of 96,055 shares granted under the 2017 Plan on November 22, 2017 and 200 shares granted under the 2017 Plan on August 3, 2018. Of the 96,255 shares that may be offered and sold by this reoffer prospectus, (a) 19,211 shares will vest in equal installments on the first, second and third anniversary of the grant date, upon our EBITDA for the fourth quarter of 2017 exceeding 95% of our internal target EBITDA for such period (which condition has been met); (b) 76,844 shares will vest in equal installments on the first, second and third anniversary of the grant date, upon either: our EBITDA for the 2018 calendar year exceeding 95% of our internal target EBITDA for such period, or in the 2018 calendar year (i) our Common Stock being listed on a national securities exchange, (ii) average daily trading volume exceeding $1 million for 20 consecutive trading days, and (iii) the volume weighted average trading price over such 20-day period meeting or exceeding $15.00; and (c) 200 shares are not subject to vesting or any other conditions.
(3)

The 96,055 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on November 22, 2017, and (a) 19,211 shares will vest in equal installments on the first, second and third anniversary of the grant date, upon our EBITDA for the fourth quarter of 2017 exceeding 95% of our internal target EBITDA for such period (which condition has been met); and (b) 76,844 shares will vest in equal installments on the first, second and third anniversary of the grant date, upon either: our EBITDA for the 2018 calendar year exceeding 95% of our internal target EBITDA for such period, or in the 2018 calendar year (i) our Common Stock being listed on a national securities exchange, (ii) average daily trading volume exceeding $1 million for 20 consecutive trading days, and (iii) the volume weighted average trading price over such 20-day period meeting or exceeding $15.00.

(4)	The 75,000 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on August 17, 2018.
(5)

Includes 461,113 shares held by Aquarius Seller Inc., an entity controlled by Parminder Pental, and 70,100 shares granted to Parminder Pental under the 2017 Plan. The 70,100 shares that may be offered and sold by this reoffer prospectus consist of (i) 70,000 shares granted under the 2017 Plan on February 5, 2018, and (ii) 100 shares granted under the 2017 Plan on August 3, 2018 (which shares are not subject to vesting or any other conditions).

(6)	The 70,000 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(7)

The 55,538 shares that may be offered and sold by this reoffer prospectus consist of (i) 55,338 shares granted under the 2017 Plan on February 5, 2018, and (ii) 200 shares granted under the 2017 Plan on August 3, 2018 (which shares are not subject to vesting or any other conditions).

(8)	The 55,338 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(9)	The 55,338 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(10)	The 55,338 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(11)

The 55,338 shares that may be offered and sold by this reoffer prospectus consist of (i) 10,000 shares granted under the 2017 Plan on February 5, 2018, and (ii) 45,338 shares granted under the 2017 Plan on September 14, 2018.

(12)

The 41,604 shares that may be offered and sold by this reoffer prospectus consist of (i) 41,504 shares granted under the 2017 Plan on March 1, 2018, and (ii) 100 shares granted under the 2017 Plan on August 3, 2018 (which shares are not subject to vesting or any other conditions).

(13)	The 41,504 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(14)	The 41,000 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on April 9, 2018.
(15)

Includes 461,113 shares held by Aquarius Seller Inc., an entity controlled by Ravinder Pental, and 39,200 shares granted to Ravinder Pental under the 2017 Plan. The 39,200 shares that may be offered and sold by this reoffer prospectus consist of (i) 39,000 shares granted under the 2017 Plan on February 5, 2018, and (ii) 200 shares granted under the 2017 Plan on August 3, 2018 (which shares are not subject to vesting or any other conditions).

(16)	The 15,000 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on August 20, 2018.
(17)	The 7,500 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(18)

The 5,200 shares that may be offered and sold by this reoffer prospectus consist of (i) 5,000 shares granted under the 2017 Plan on February 5, 2018, and (ii) 200 shares granted under the 2017 Plan on August 3, 2018 (which shares are not subject to vesting or any other conditions).

(19)	The 5,000 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(20)	The 5,000 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(21)	The 5,000 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on February 5, 2018.
(22)	The 2,083 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on November 22, 2017.
(23)	The 2,083 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on November 22, 2017.
(24)	The 1,818 shares that may be offered and sold by this reoffer prospectus were granted under the 2017 Plan on August 15, 2018.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the selling stockholders to offer for sale and sell all or a portion of their shares of our Common Stock acquired under the 2017 Plan. We will not receive any of the proceeds of the sale of the shares offered by this reoffer prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept or reject any proposed purchase of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares offered by this reoffer prospectus on the Nasdaq Capital Market or in private transactions. These sales may occur at fixed prices, at negotiated prices, at prevailing market prices on the Nasdaq Capital Market at the time of sale, or at prices related to prevailing market prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this reoffer prospectus:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In connection with these sales, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the Common Stock in the course of hedging their positions;

•	engage in short sales of shares of the Common Stock and deliver shares of the Common Stock to close out short positions;

•	loan or pledge shares of the Common Stock to broker-dealers or other financial institutions that in turn may sell shares of the Common Stock;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the Common Stock, which the broker-dealer or other financial institution may resell under this reoffer prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in resales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. However, the selling stockholders and any broker-dealers involved in the sale or resale of the Shares may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act.

The selling stockholders will be subject to the reoffer prospectus delivery requirements of the Securities Act, unless exempted therefrom.

Our Class A Common Stock is listed for trading on the NASDAQ Capital Market under the symbol “SIC.”

Certain of the selling stockholders are subject to lock-up agreements that prohibit them from directly or indirectly offering to sell, selling, contracting to sell, granting any option for the sale of, pledging, or otherwise transferring or disposing of, any shares of our Common Stock for 180 days following August 13, 2018, as described in the section entitled “Plan of Distribution” in our prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 16, 2018. In addition, the selling stockholders may not sell an amount of shares pursuant to this reoffer prospectus which exceeds, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Any shares covered by this reoffer prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The shares covered by this reoffer prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this reoffer prospectus. The shares covered by this reoffer prospectus may be sold in some States only through registered or licensed brokers or dealers. In addition, in some States the shares covered by this reoffer prospectus may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the shares of our Common Stock offered hereby, will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California.

EXPERTS

The audited financial statements of Select Interior Concepts, Inc., incorporated by reference in this reoffer prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The audited financial statements of Pental Granite & Marble, Inc. as of December 31, 2016 and 2015, and for the years then ended, incorporated by reference in this reoffer prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance upon the report of Moss Adams LLP, independent auditors, given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of our Common Stock being offered by the selling stockholders pursuant to this reoffer prospectus. This reoffer prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. Some items included in the registration statement are omitted from the prospectus in accordance with the rules and regulations of the SEC. For further information with respect to us and the Common Stock offered in this reoffer prospectus, we refer you to the registration statement and the accompanying exhibits.

A copy of the registration statement and the accompanying exhibits and any other document we file with the SEC may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from this office upon the payment of the fees prescribed by the SEC. The public may obtain information on the operation of the public reference facilities in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings with the SEC are available to the public from the SEC’s website at www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), applicable to a company with securities registered pursuant to Section 12 of the Exchange Act. In accordance therewith, we will file with the SEC our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, amendments thereto, and other information. All documents filed with the SEC are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.selectinteriorconcepts.com. You may access our periodic reports, proxy statements and other information free of charge at this website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not a part of, this reoffer prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this reoffer prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this reoffer prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference in this reoffer prospectus the following documents filed by us with the SEC:

(a)

Our prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 16, 2018, which prospectus is a part of our Registration Statement on Form S-1, as amended (Registration No. 333-226101);

(b)	Our prospectus supplements filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 17, 2018, September 6, 2018, and September 7, 2018;

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on September 6, 2018;

(d)	Our Current Reports on Form 8-K filed with the SEC on August 17, 2018 and September 7, 2018; and

(e)

The description of our Class A Common Stock contained in our registration statement on Form 8-A (File No. 001-38632) filed with the SEC pursuant to Section 12 of the Exchange Act on August 14, 2018, including any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by us pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this reoffer prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

1,095,779 Shares

Select Interior Concepts, Inc.

Common Stock

REOFFER PROSPECTUS

The date of this reoffer prospectus is September 24, 2018.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents which have been previously filed with the SEC:

(a)

The Company’s prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 16, 2018, which prospectus is a part of the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-226101);

(b)	The Company’s prospectus supplements filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on August 17, 2018, September 6, 2018, and September 7, 2018;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 filed with the SEC on September 6, 2018;

(d)	The Company’s Current Reports on Form 8-K filed with the SEC on August 17, 2018 and September 7, 2018; and

(e)

The description of the Company’s Class A Common Stock contained in the Company’s registration statement on Form 8-A (File No. 001-38632) filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 14, 2018, including any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed to be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

General Corporation Law of the State of Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or other such court shall deem proper. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL is not exclusive of any other rights of indemnification or advancement of expenses to which those seeking indemnification or advancement of expenses may be entitled, and a corporation may purchase and maintain insurance against liabilities asserted against any former or current director, officer, employee or agent of the corporation, or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not the power to indemnify is provided by the statute.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The Company’s Amended and Restated Certificate of Incorporation provides for such limitation of liability.

Our Bylaws. Article VIII of the Company’s Amended and Restated Bylaws (which we refer to as the Company’s “Bylaws”), provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person (which we refer to as a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (which we refer to as a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, its participants or beneficiaries, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing, subject to certain exceptions, the Company will be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Company’s board of directors. The Company shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the Covered

Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the Company’s Bylaws or otherwise.

Indemnification Agreements. In addition to the provisions of the Company’s Bylaws described above, the Company has entered into an indemnification agreement with each of its directors and executive officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Insurance. The Company maintains standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (ii) to it with respect to indemnification payments that the Company may make to such directors and officers.

Item 7.	Exemption from Registration Claimed.

The shares of our Common Stock that may be reoffered and resold by the selling stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the 2017 Plan and were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering, and/or Rule 701 promulgated under the Securities Act, which relates to exemptions for offers and sales of securities pursuant to certain compensatory benefit plans. The recipients of shares in each such transaction represented their intention to acquire the shares for investment purposes only and not with a view to or for sale in connection with any distribution thereof, and appropriate restrictive legends were affixed to the instruments representing such shares issued in such transactions. All recipients had adequate access, through their relationship with the Company, to information regarding the Company.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference herein from Exhibit 3.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the SEC on July 9, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference herein from Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 previously filed with the SEC on July 25, 2018).

5.1	Opinion of Greenberg Traurig, LLP.

23.1	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2	Consent of Moss Adams LLP, independent auditors.

23.5	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

99.1	Select Interior Concepts, Inc. 2017 Incentive Compensation Plan (incorporated by reference herein from Exhibit 10.1 to the initial filing of the Registrant’s Registration Statement on Form S-1 previously filed with the SEC on July 9, 2018).

Item 9.	Undertakings.

(a)	The Company hereby undertakes:

(1)	To file, during any period in which offers are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on September 24, 2018.

SELECT INTERIOR CONCEPTS, INC.

By:	/s/ Tyrone Johnson
Tyrone Johnson Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tyrone Johnson and Nadeem Moiz, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution for him in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any registration statement or post-effective amendment thereto to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tyrone Johnson Tyrone Johnson	Chief Executive Officer and Director (Principal Executive Officer)	September 24, 2018

/s/ Nadeem Moiz Nadeem Moiz	Chief Financial Officer (Principal Financial Officer)	September 24, 2018

/s/ Christopher Zugaro Christopher Zugaro	Chairman of the Board of Directors	September 24, 2018

/s/ Donald F. McAleenan Donald F. McAleenan	Director	September 24, 2018

/s/ Robert Scott Vansant Robert Scott Vansant	Director	September 24, 2018

/s/ Brett G. Wyard Brett G. Wyard	Director	September 24, 2018

/s/ S. Tracy Coster S. Tracy Coster	Director	September 24, 2018